Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                          Mind2Market - James R. Clark

THIS AGREEMENT (this "Agreement"), dated as of the twentieth day of August, 2000, by and between Mind2Market, Inc., (M2M) a Colorado corporation (the "Company"), and James R. Clark, ("Executive"),

WHEREAS, the Company believes that Executive has unique experience and skills that would significantly benefit the Company in the management of the affairs of the Company; and

WHEREAS, the Company acknowledges and recognizes the value of Executive's services and deems it necessary and desirable to retain Executive's services; and

WHEREAS, both Executive and the Company desire to embody the terms and conditions of Executive's employment in a written agreement which will supersede all prior arrangements of employment, whether written or oral.

NOW, THEREFORE, in consideration of the premises and of the convenants and agreements herein contained, the parties hereto agree as follows:

1. Employment Term. The Company agrees to, and does hereby employ Executive to serve as CEO, and to perform the services as hereinafter set forth commencing August 20, 2000.

2. Services of Executive. Executive agrees to devote such of his business time as is necessary to the business and affairs of the Company, and to use his best efforts to promote the interests of the Company, and to carry out such duties and perform such services as may be delegated to Executive from time to time by the Board of Directors of the Company. The Company acknowledges and agrees that nothing in this agreement shall prohibit Executive from also serving as an officer and director of any subsidiary of the Company and its affiliates, and nothing in this Agreement shall prohibit Executive from being directly or indirectly engaged in any other business in any capacity with any other corporation, partnership, venture or other entity, as long as such business does not directly conflict with or compete with the Company unless approved by action of the Board of Directors of the Company. It is specifically noted, understood and agreed to by all parties that Executive also holds executive positions with DynaCor Systems Inc., and Global Network Media Inc. (GNM) both of which have business relationships with the Company.


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3. Compensation.

(a) In payment for the services set forth in paragraph 2 above, the Company shall pay to Executive during the term hereof a salary (referred to as "Base Salary") at the rate of $96,000 per annum, payable not less than monthly throughout the term of this Agreement. Executive shall also be entitled to participate in any Company plan for the benefit of any or all of its employees, including any deferred compensation plan (such as pension, profit-sharing or thrift plan), or group hospital, disability or life insurance plan, in accordance with the terms of such plan.

(b) Base Salary of Executive may be increased annually each year during the term of this Agreement by an amount determined by the Board of Directors of the Company.

4. Expenses. The Company will arrange for the payment of reasonable and necessary expenses incurred by Executive in furtherance of or in connection with the business of the Company, as stated in the approved Company Reimbursable Expense Policy. If any such expenses are paid in the first instance by Executive, the Company will arrange for his reimbursement therefor. The Company recognizes that, in the performance of his duties, Executive may be required to entertain various persons and representatives of organizations with whom the Company has or would like to have business relationships. The Company will arrange for the reimbursement of Executive upon presentation of expense vouchers for any reasonable such expenses which are adaptable to the usual accounting procedures established by the Company.

5.  Termination  of  Employment.   This  is  an   employment-at-will   contract.
Executive's employment with the Company may be terminated by either party at any time upon a thirty day written notice.

6. Disclosure of Information. Executive hereby acknowledges that he will have access to certain trade secrets and confidential information of the Company and of affiliates of the Company and that such information constitutes valuable, special and unique property of the Company and such affiliates. Executive shall not, during or after the term of his employment hereunder, disclose any such trade secrets or confidential information to any person or entity for any reason or purpose whatsoever except to the extent that such information becomes publicly disclosed (other than as a result of a breach of this Agreement by Executive) or to the extent required by law. Executive further agrees that unless otherwise agreed by the Board of Directors of the Company, any intellectual property developed by Executive in the course of his employment with the Company shall be developed on behalf of, and for the ownership of, the Company.

7. Actions of Board; Affiliates. For the purpose of this Agreement, all actions or consents required or permitted to be taken or given by the Board of Directors of the Company with respect to this Agreement shall be to refer to an action or consent approved by a majority of the Board of Directors of the Company other than Executive.

8. Notice. Any consent, notice, warning or other communication ("Notice") to be given hereunder shall be in writing and shall be deemed to have been properly given when mailed by first class U.S. Mail, when sent by prepaid telegram, or when delivered in person, addressed or delivered in each case to the address set forth across from each party's signature below, or to such other address as either of the parties shall designate to the other in the manner provided for giving notice.

9. Nature of Agreement. No right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of Executive or of any person claiming under Executive, or subject to seizure by any creditor of Executive or any person claiming under Executive. Neither Executive nor any person claiming under Executive shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed to him free and clear of the terms of this Agreement.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under Executive. This Agreement cannot be assigned by Executive.

11. Entire Agreement. The parties hereto agree that this document contains the entire understanding and agreement between them with respect to the matters set forth herein and cannot be amended, modified or supplemented in any respect except by an agreement in writing signed by the party against whom enforcement of any amendment, modification or supplement is sought.

12. Waiver. The failure of either party to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, convenant or condition, but the obligations of either party with respect thereto shall continue to full force and effect.


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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its executive officer duly authorized, and Executive has executed this Agreement, all effective as of the date first above written.



Address:                                   MIND2MARKET, INC.

                                           By:     _____________________________
___________________________                Name:   _____________________________
___________________________                Title:  _____________________________


Address:                                   EXECUTIVE
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